                                                                  EXHIBIT (e)(9)

                  TRADE-MARK SUBLICENSE AND NAME USE AGREEMENT


                  THIS AGREEMENT made effective the 28th day of August, 1997,

BETWEEN:

                  GULF CANADA RESOURCES LIMITED, a corporation pursuant to the laws of Canada (hereinafter referred to as "Gulf")

                                     - and -

                  GULF INDONESIA RESOURCES LIMITED, a corporation pursuant to the laws of New Brunswick (collectively, with its Affiliates hereinafter referred to as the "Company")

         WHEREAS Gulf has entered into an agreement, as amended on August 28, 1997, for the use of certain trademark rights in "GULF" and "GULF IN ORANGE DISC DEVICE" (the "Marks") with Gulf International Lubricants Ltd., a Bermuda company ("Gulf International"), whereby Gulf International has agreed it will not take any action against Gulf with respect to Gulf's use of the Marks; and

         WHEREAS Gulf expects to be granted a license to use certain names and marks, a list of which is attached hereto as Schedule "A" to this Agreement (the "Trade-marks") and the right to use the name "Gulf" as part of corporate or trade name of Gulf and Gulf's controlled affiliates pursuant to an agreement (the "License Agreement") dated effective August 28, 1997 between Gulf and Gulf International Lubricants Ltd. (a Bermuda Company) ("Gulf International") in substantially the form delivered to Gulf Indonesia prior to the execution hereof; and

         WHEREAS the Company desires to use the Trade-marks as an authorized user in Indonesia and Singapore (the "Territory"); and

         WHEREAS the Company also desires to use "Gulf" (the "Name") in its corporate name.

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of TEN DOLLARS ($10.00) paid by the Company to Gulf and the mutual covenants and conditions herein contained (the receipt and adequacy whereof is hereby acknowledged), the parties hereto and agree as follows:

                                    ARTICLE 1
                                     LICENSE

1.1 Gulf hereby grants to the Company and its Affiliates (as defined in section 1.4 below) a non-exclusive, non-transferable right to use the Name in its corporate and trade-names and the Trade-marks in connection with upstream operations, including, without limitation, surveying exploration, drilling, producing, transporting, shipping and sale of unrefined hydrocarbons and all business activities relating thereto (the "Permitted Usage"), subject to the conditions and restrictions set out below or in any other agreement between the parties (the "License").

1.2 The Company expressly acknowledges and agrees that it shall not use the Trade-marks or Name outside the Territory except with the express prior written consent of Gulf.

1.3 The Company agrees to use the Trade-marks and Name only under and in compliance with the term of this Agreement. The Company shall conspicuously display the Trade-marks or Name and acknowledges ownership of the Trade-marks and the Name in Article 3.

1.4 "Affiliate" means any entity that is Controlled by the referenced entity, including, without limitation, entities which are Controlled by another entity which is an Affiliate.

         "Control" means either, directly or indirectly, a) ownership of more than fifty percent of the voting interest in any type of entity or b) to power or right, however derived, to elect, direct or control the management or actions of an entity, and "Controlled", "Controlling" and "Controls" shall have correlative meanings.

                                    ARTICLE 2
                                   LICENSE FEE

2.1 Upon execution of this Agreement, the Company shall pay to Gulf or its nominee by cheque an amount of U.S. $44,972.60.

2.2 On or before May 1 of each calendar year during to term of this Agreement, beginning on May 1, 1998, the Company shall pay to Gulf or its nominee by cheque an annual fee in the amount of U.S. $67,000.00.

                                    ARTICLE 3
                        OWNERSHIP OF TRADE-MARKS AND NAME

3.1 The Company acknowledges that Gulf International possesses the proprietary rights to the Trade-marks and the Name with respect to use in the Territory on or in connection with the Permitted Usage and that Gulf possesses certain rights to the use of the Trade-marks and the Name in the Territory and elsewhere pursuant to the License Agreement. The Company agrees that the Trade-marks and Name shall remain the sole property of Gulf International and remain subject to the rights of Gulf pursuant to the License Agreement. Gulf hereby grants to the Company only those rights to the Trade-marks and Name in the Territory which Gulf International has granted to Gulf pursuant to the License Agreement. This Agreement does not give the Company any interest in the Trade-marks or the Name except the right to use the Trade-marks and the Name in accordance with the terms of this Agreement. The Company shall not use the Trade-marks or the Name in any manner calculated to represent that the Company is the owner of the Trade-marks or the Name.

3.2 The Company agrees that during the term of this Agreement and thereafter, it will not dispute or contest, directly or indirectly, the validity or enforceability of the Trade-marks or the ownership of the Name, nor counsel, procure or assist anyone else to do the same, unless compelled by due process of law, nor directly or indirectly attempt to dilute the value of the goodwill attached to the Trade-marks or the Name, nor counsel, procure or assist anyone else to do the same, unless compelled by due process of law.

3.3 In any filing with a stock exchange, securities commission or other government or regulatory body which describes the Trade-marks and in any other printed promotional material (ie. corporate brochures), the Company shall disclose that the Trade-marks are used under a license granted by Gulf International to Gulf and a sub-license granted by Gulf to the Company.

                                   ARTICLE 4
                              PROTECTION OF RIGHTS

4.1 Any and all use of the Trade-marks and the Name by the Company in the Territory on or in connection with the Permitted Usage shall inure to the benefit of Gulf International.

4.2 It is the express purpose and a condition of this Agreement that none of the understandings and provisions contained herein prejudice in any fashion any rights of Gulf relative to the Trade-marks or the Name, and if any provision of this Agreement were to be or is interpreted by any court, or other administrative authority, in any manner which would prejudice, restrict or impede in any manner the rights of Gulf to the Trade-marks or the Name, whether or not said interpretation was made at the petition of the Company or any other person, such provision of this Agreement shall be considered as invalid, or at the option of Gulf this Agreement shall be immediately terminated.


                                    ARTICLE 5
                                    POLICING

5.1 Gulf at its expense shall take all steps that in its opinion and sole discretion are necessary or desirable to protect the Trade-marks or the Name against any infringement or dilution. The Company agrees to cooperate fully with Gulf in the defense and conservation of the Trade-marks and the Name as requested by Gulf.

5.2 The Company shall report to Gulf any actual or threatened infringement or imitation of, or improper or wrongful use of, or challenge to, the Trade-marks or the Name, immediately upon becoming aware of same and Gulf shall, at its sole discretion, determine whether or not any action shall be taken on account of such infringements, imitations, improper or wrongful use or challenges and its determination shall be final. The Company shall not be entitled to bring, or call upon, or compel Gulf to bring any action or other legal proceedings on account of such infringements, imitations, improper or wrongful use or challenges, without the written agreement of Gulf. Gulf shall not be liable for any loss, cost, damage or expense suffered or incurred by the Company because of the failure or inability of Gulf to take or consent to the taking of any action or account of any such infringements, imitations, improper or wrongful use or challenges because of the failure of any such action or proceeding. In the event that Gulf shall commence any action or legal proceeding on account of such infringements, imitations, improper or wrongful use or challenges, the Company agrees to provide all reasonable assistance (other than financial assistance) requested by Gulf in preparing for and prosecuting the same.


                                   ARTICLE 6
                                  MAINTENANCE

6.1 Gulf shall periodically take all steps that in its opinion and sole discretion are necessary to preserve and maintain the Trade-marks in due force and duly registered (or to complete or obtain registration of any application) subject to the provisions of this Agreement. The Company agrees to cooperate with Gulf in maintaining the Trade-marks in due force and duly registered, and without limiting the foregoing, the Company shall cooperate with Gulf in registration of this Agreement as may be required and in registration of the Company as an authorized user as may be required or desirable and the Company shall pay the reasonable fees and costs to register the Company as an authorized user.

6.2 The Company shall from time to time provide information, documents and assistance and execute such agreements, forms and furnish such declarations of use as may be required by Gulf in connection with the Trade-marks or the Name, their use and the registrations thereof by Gulf and to facilitate compliance with laws and protection of the Trade-marks and the Name.


                                    ARTICLE 7
                                 QUALITY CONTROL

 7.1 The goods and services provided by the Company in conjunction with the Trade-marks shall be of a quality, form and nature equivalent to those normally supplied by Gulf or on its behalf. The Company shall not use any Trade-mark which comprises a design element or stylized form in an altered or modified form without the consent of Gulf. In connection with the Permitted Usage, the Trade-marks will not be altered, or conjoined with any other registered or unregistered marks either belonging to the Company or otherwise, without the consent of Gulf.

7.2 The Company agrees to abide by the Visual Standards Manual attached hereto as Schedule "B" showing the manner in which the Trade-marks should be used in accordance with the Permitted Usage. Prior to February 20,1998, the Company shall provide Gulf with a report outlining with specificity the extent of its current usage of the Trade-marks. Following the initial report, the Company will only file such reports as and when the extent of its usage changes or if so requested by Gulf. If such usage is in violation of the terms of Permitted Usage as set forth herein, then the Company will promptly correct such violation within fifteen (15) days of written notice from Gulf.

7.3 Upon the request of Gulf, the Company shall permit an authorized representative of Gulf to inspect at all reasonable times locations in which these services are provided in connection with the Trade-marks in order to permit (Gulf to verify the quality of the goods and services associated with the Trade-marks.

                                    ARTICLE 8
                                    INDEMNITY

8.1 Subject to the provisions of this Agreement, the Company shall indemnify, defend and hold harmless Gulf, its subsidiaries and their respective officers, directors, employees and agents, from and against any and all actions, suits, claims, demands and prosecutions that may be brought or instituted against Gulf based on or arising out of the Company's activities in the Territory or from any other acts of the Company in connection with the Company's performance of this Agreement or the activities contemplated hereby, excluding claims that the use of the Trade-marks in the Territory on or in connection with the Permitted Usage constitutes infringement, passing-off, or unfair competition.

8.2 Gulf shall indemnify, defend and hold harmless the Company, its Affiliates and their respective officers, directors, employees and agents from and against any and all actions, suits, claims, demands and prosecutions that may be brought or instituted against the Company based on or arising out of claims that the use of the Trade-marks in the Territory in connection with the Permitted Usage constitutes infringement, passing-off or unfair competition.

8.3 In the event Gulf is unable to enter into the License Agreement and the Company's rights under this Agreement are adversely impacted because of such failure to enter into the License Agreement, Gulf shall indemnify, defend and hold harmless the Company, its Affiliates and their respective officers, directors, employees and agents from and against any and all actions, suits, claims, demands and prosecutions that may be brought or instituted against the Company based on or arising out of Gulf's failure to enter into the License Agreement and Gulf shall pay any and all costs and expenses (including legal fees) of the Company and its Affiliates in connection with the change of its corporate name to a name which does not infringe upon or include or refer to the word "GULF".


                                    ARTICLE 9
                                      LAWS

9.1 This Agreement shall be governed by, subject to and interpreted in accordance with the laws of Alberta and the parties agree to attorn to the exclusive jurisdiction of the courts in Alberta.

9.2 The Company shall be responsible for ensuring that its actions under this Agreement conform with all applicable laws and regulations within the Territory.

9.3 The Company shall obtain and maintain the effectiveness of all requisite licenses, authorizations, consents and government approvals necessary or appropriate to conduct business in which it is engaged and to perform its duties and obligations under this Agreement.

                                   ARTICLE 10
                             TERM OF THIS AGREEMENT

10.1 Unless otherwise terminated pursuant to the provisions of this Agreement or upon the mutual agreement of the parties, this Agreement and the License granted hereunder shall be in force effective on the date first written above and shall continue at the sole discretion of the Company until the License Agreement has been validly executed and delivered by Gulf and Gulf International. Unless otherwise terminated by the Company, upon the valid execution and delivery of the License Agreement by Gulf and Gulf International, this Agreement and the License granted hereunder shall be in force for as long as the License Agreement is in full force and effect


                                   ARTICLE 11
                                  TERMINATION

11.1 This Agreement shall automatically terminate upon the occurrence of either of the following events:

         (a) If Gulf owns 50% or less of the issued and outstanding equity securities of the Company; or

         (b)      upon termination of the License Agreement.

11.2 Gulf shall be entitled to terminate this Agreement immediately on written notice to the Company upon the occurrence of any of the following events:

         (a) If the Company assigns or attempts to assign, or transfers or attempts to transfer, by operation of law or otherwise, including by way of merger or amalgamation, without written consent of Gulf (which may be unreasonably withheld) this Agreement or any rights hereunder;

         (b) If the Company commits any act or becomes involved in any situation or occurrence which in the opinion of Gulf would tend to bring Gulf or the Trade-marks or the

                  Name to public disrepute, contempt, scandal, or ridicule or which, in the opinion of Gulf, would tend to shock, insult or offend the community, or any group or class thereof;

         (c) If the Company makes any use of the Trade-marks or the Name in conflict with or in a manner not specifically provided in this Agreement, or engages in any conduct or practice that is reasonably likely, in the sole opinion of Gulf, to adversely affect the Trade-marks or the Name, with the goodwill associated therewith, or Gulf's rights therein, and fails to correct such violation within fifteen (15) days after written notice of such violation is given to the Company by Gulf; or

         (d) If the Company fails to fulfill any of the obligations to be fulfilled by it pursuant to the terms of this Agreement within fifteen (15) days after written notice of such failure is given to the Company by Gulf.

11.3     Within eighteen (18) months of the expiration or termination of this
         Agreement:

         (a) The License shall revert to Gulf and the Company thereafter shall not use or refer to the Trade-marks or the Name or in any way identify itself or associate itself with the same either directly or indirectly (including without limitation as part of the Company's corporate or business name). The Company shall remove forthwith from public view all signs and advertising display materials, printed paper products, special advertising materials, business supplies, containers and wrapping material bearing the Trade-marks then in its possession;

         (b) Notwithstanding any dispute whatsoever that may arise or exist between the parties hereto, the Company shall cease using the Trade-marks or any confusingly similar trade name or mark;

         (c) The Company shall execute all such documents and do all such things as Gulf may require to remove the Company as registered user of or as an applicant to be a registered user of the Trade-marks and to transfer to Gulf all and any rights in the Trade-marks and in the goodwill associated therewith, without payment therefor, and the Company hereby irrevocably appoints Gulf as its duly authorized agent to execute such documents and to do such things. The Company agrees not to dispute, directly or indirectly, any application or action by Gulf to remove the Company as registered user of the Trade-marks;

         (d) The Company shall change its corporate name to one not using the Trade-marks or the Name or any words confusingly similar with the Trade-marks or the Name; and

         (e) The Company shall destroy or deliver up all signs, brochures, cards and materials bearing the Trade-marks or the Name to Gulf.

11.4 Subject to section 11.3, on expiration or termination of this Agreement, all such other rights and obligations between the parties relating to the Trade-marks and the Name shall terminate, except for those rights or obligations which have accrued or arisen under this Agreement prior to the time of termination or which according to the provisions of this Agreement, survive the termination of same, including any rights or obligations which have accrued or arisen in respect of a breach or failure to perform, and such rights and obligations shall survive the termination of this Agreement.


                                   ARTICLE 12
                                   ASSIGNMENT

12.1 This Agreement shall be binding upon and enure to the benefit of the parties hereto (including Affiliates of the Company), their respective successors and permitted assigns. The Company shall not assign or transfer this Agreement, or any part thereof, including by way of merger or amalgamation without first obtaining the written consent of Gulf. Any such assignment or transfer without Gulf's consent shall be void. The Company shall have no right to sublicense others to use the Trade-marks or the Name and shall carry out its obligations and duties hereunder on its own behalf without subcontractors or agents, unless prior approval in writing is obtained from Gulf.


                                   ARTICLE 13
                                    EXPENSES

13.1 Unless otherwise specifically stated herein, each party shall bear all expenses incurred by it in connection with the performance of its undertakings hereunder.

13.2 The Company shall be liable for and agrees to hold harmless and indemnify Gulf in respect of all attorney's fees and costs associated with the enforcement by Gulf of any of the Company's obligations under this Agreement or of any of the provisions of this Agreement

                                   ARTICLE 14
                                    NOTICES

14.1 All notices, requests, consents, demands, waivers or other communications hereunder shall be in writing in the English language and shall be sent by hand delivery or courier to the addresses set forth below or by prepaid, first class registered airmail or by facsimile transmission with confirmation of transmission to the addresses set forth below. Any notice or other communication sent by facsimile shall be deemed to have been received on the business day following the sending. Any payment, notice or other communication delivered by other means shall be deemed to have been received at the time it is delivered to the applicable address either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee.

         To the Company:

                GULF INDONESIA RESOURCES LIMITED
                10th Floor Brunswick House
                44 Chipman Hill
                Saint John, New Brunswick
                Canada
                E2L 2A9

                Attention:     President
                Facsimile:

         cc:    GULF INDONESIA RESOURCES LIMITED
                21st Floor
                Wisma 46
                Kota BNI, Jl.
                Jend. Sudirman
                Kar. 1
                Jakarta 10220
                Indonesia

                Attention      President
                Facsimile:     011 62 21574 2119

         To Gulf:

                GULF CANADA RESOURCES LIMITED
                Gulf Canada Square
                1600, 401 9th Avenue S.W.
                Calgary, Alberta
                Canada

                Attention:    Vice President, Corporate Services
                Phone:        (403) 233-4000
                Facsimile:    (403) 233-5143


         cc:    GULF CANADA RESOURCES LIMITED
                One Norwest Center
                1700 Lincoln Street, Suite 5000
                Denver, Colorado 80203-4525 U.S.A.

                Attention:    Law Department
                Phone:        (303) 813-3800
                Facsimile:    (303) 832-8394

14.2 The parties may at any time designate by like notice hereunder other addresses to which notices or other communication should be transmitted.


                                   ARTICLE 15
                                 FURTHER ACTION

15.1 Should it be necessary or desirable for the parties to execute any further agreements or provide further assurances or carry out any further act or deed, then the parties agree to carry out such further acts or deeds or provide such further documents or assurances within the spirit of this Agreement and with a view to the betterment of the relationship between the parties and based upon the good faith and mutual good will of the parties hereto.

                                   ARTICLE 16
                            MISCELLANEOUS PROVISIONS


16.1 Waiver. The failure of any party at any time to enforce any provision of this Agreement shall not be construed as implying a waiver of such provision or of the right of that party to enforce it subsequently.

16.2 Force Majeure. Any delay or failure of either party in the performance of its obligations hereunder may be suspended if and to the extent caused by acts of God, strikes or slowdowns, fire, flood, windstorm, explosion, armed conflict, riot or sabotage, court or agency injunction, and other causes beyond the reasonable control of the party affected, on the condition that proper notice of the force majeure event causing such delay or failure is given by such party to the other within a reasonable time after the event occurs, and each of the parties hereto shall be diligent in attempting to remove such causes.

16.3 Headings. The section headings and general arrangement of this Agreement are for convenience of reference only and shall not affect its construction.

16.4 Taxes. Any withholding taxes imposed on payments made to Gulf by the Company pursuant to this Agreement shall be the responsibility of the Company.

16.5 Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior arrangements or understandings between the parties relating to the subject matter hereof whether written or oral, which are hereby terminated by mutual consent and all rights and obligations thereunder are hereby extinguished. The parties hereby acknowledge that it may be necessary to enter into additional agreements for purposes of recordation of licenses in various area of the Territory, and agree to enter into such additional agreements as the Company reasonably deems necessary, provided, however, that in the event of any inconsistency between any such additional agreement and this Agreement, this Agreement shall control.

16.6 Laws and Regulations. Should any provision of this Agreement be held or declared (whether formally or informally) by any competent authority to be legally void or unenforceable then that provision shall be deemed for all purposes to be severable from all other provisions of this Agreement, which other provisions shall continue in force unaffected.

16.7 Relationship of the Parties. Nothing in this Agreement is intended to constitute or appoint either party as the partner, agent of or joint venturer with the other party.

IN WITNESS WHEREOF the parties have executed this Agreement either directly or in two counterparts by their duly authorized representatives.


GULF CANADA RESOURCES LIMITED

Per:
     ----------------------------------


GULF INDONESIA RESOURCES LIMITED

Per:
     ----------------------------------

      Corporate Secretary

                                  SCHEDULE "A"

                                  TRADE-MARKS

                                  SCHEDULE "A"

                                   TRADEMARKS

                                      GULF

                                  [GULF LOGO]

Mark                                Class          Registration No.
----                                -----          ----------------
                INDONESIA
GULF                                  4            264,594
GULF IN ORANGE DISC                   4            267,129

                SINGAPORE
GULF                                  4            25644
GULF                                  1            53893
GULF IN ORANGE DISC                   4            45289
GULF IN ORANGE DISC                   1            53885

                                                   Application No.
                                                   ---------------
                INDONESIA
GULF IN ORANGE DISC                   1            D97 18308
GULF IN ORANGE DISC                   9            D97 18305
GULF IN ORANGE DISC                   37           D97 18306
GULF IN ORANGE DISC                   39           D97 18307
GULF IN ORANGE DISC                   40           D97 18309
GULF IN ORANGE DISC                   42           D97 18310

                SINGAPORE
GULF IN ORANGE DISC                   1            8725/97
GULF IN ORANGE DISC                   9            8726/97
GULF IN ORANGE DISC                   37           8727/97
GULF IN ORANGE DISC                   39           8728/97
GULF IN ORANGE DISC                   40           8729/97
GULF IN ORANGE DISC                   42           8730/97

                                  SCHEDULE "B"

                            VISUAL STANDARDS MANUAL

                             [15 PAGE COLOR MANUAL]

                                   SCHEDULE B

                            VISUAL STANDARDS MANUAL

                                                                    INTRODUCTION

--------------------------------------------------------------------------------

The purpose of a company identity is to develop an awareness of the company's activities and to present the style and character of the organisation to its various audiences such as customers, suppliers, employees, shareholders and the community at large. A well organised and positive identity applied with consistency and discipline will help in achieving the desired image in the marketplace.

Research has shown that Gulf is well recognised and possesses a number of positive attributes, notably its warmth and friendliness.

In today's highly competitive and cluttered world, the company needs to project itself with strength and clarity and needs to be seen as dynamic and progressive.

The new identity for Gulf has, therefore, been designed to enhance the perceived strength of existing elements such as the long established roundel and the original colourway, blue, orange and white. However, the essential emphasis has been radically changed to meet the requirements of modernity and efficiency. The roundel is intended as the focal point of the new identity with blue as the predominant colour. This new Gulf blue is clear and distinctive, with orange used as the accent colour, providing the necessary warmth and contrast.

This manual has been prepared as an introduction to the new identity and sets out the necessary rules and guidelines for use of the Gulf roundel, the colours and associated typefaces.

All visual representations of Gulf are subject to these essential disciplines, which apply to not only retail sites, installations and vehicles, but also to uniforms, printed matter, advertising and packaging. As the new identity programme develops, sections of this manual will be issued to establish detailed guidelines in each area.

The support of all employees will be indispensable in applying the visual standards with a disciplined but realistic approach.

                                                                          DESIGN
                                                                       STANDARDS
--------------------------------------------------------------------------------

THE GULF ROUNDEL

The Gulf roundel is the key element in the new Gulf Company Identity. In its two colour form, as illustrated, it should always appear as Gulf blue outline and letters with Gulf orange segments against a white background.

The size, position and colour of all elements of the design have been carefully calculated and the roundel should never be distorted, dismantled or re-drawn.

Reproduction samples of the roundel are included in this manual. Consistent application is a key objective of the company identity programme and, therefore, the disciplines for use of the roundel described in this manual should be strictly adhered to.

To ensure consistency in specification, the diameter of the roundel should always be defined as the vertical height.

                                  (GULF LOGO)

Specifications and guidelines for authorised versions of the roundel, Gulf colours, display formats, examples of incorrect use and recommended typefaces are detailed on the following pages of this manual.

Page 3              Gulf logotype.
Page 4              Approved versions of the roundel.
Page 5              Colour Control - Gulf blue, Gulf orange.
Page 6              The Gulf colours.
Page 7              Examples of incorrect use.
Page 8              Display and backgrounds.
Page 9              Reproduction control.
Page 10             Recommended alphabets.
Page 11             Supporting typography.
Page 12             Signatures.
Page 13/14          Colour samples.
Page 15             Samples of roundel for reproduction.

                                                                          DESIGN
                                                                       STANDARDS

--------------------------------------------------------------------------------

THE GULF LOGOTYPE

The use of the single logotype 'Gulf' is permitted for use in certain applications e.g. service station signware and vehicles. However, any proposed use of this logotype will need appropriate authorisation.

The only colours authorised for use are Gulf blue on a white or light neutral background or white reversed out of a Gulf blue background.

This logotype should never be used to read 'Gulf' in text or headline copy.

                                  [GULF LOGO]

                                                                          DESIGN
                                                                       STANDARDS
--------------------------------------------------------------------------------

                       APPROVED VERSIONS - USE OF COLOUR

Whenever possible the Gulf roundel should be used in two colours, Gulf blue, and Gulf orange, against a white background, see diagram 1.

Where either or both of the recommended colours are not available, only the versions shown in diagrams 2, 3 and 4 should be used.

In single colour printing or black and white advertising material, either of the one colour versions 3 and 4, are available. Other single colour applications may arise when neither Gulf blue nor black are available. Although these circumstances should be avoided, a colour at least as dark as Gulf blue should be used.

No single or two colour combinations are permitted other than those illustrated below.

When the roundel is to be used against a background colour or in a page layout, guidelines for display are detailed on page 8.

When the roundel is to be used on a background of the same colour as the 'Gulf' letters and the keyline, the keyline should be dropped. The background would then appear up to and including the keyline, with the white outline retained.

                                  [GULF LOGO]
                          1. TWO COLOUR, RECOMMENDED.

                                  [GULF LOGO]
                           2. TWO COLOUR, PERMITTED.

                                  [GULF LOGO]
                          3. ONE COLOUR, RECOMMENDED.

                                  [GULF LOGO]
                           4. ONE COLOUR, PERMITTED.

                                  [GULF LOGO]
                        5. GOLD AND SILVER, RECOMMENDED.

                                  [GULF LOGO]
                         6. GOLD AND SILVER, PERMITTED.

                                                                          DESIGN
                                                                       STANDARDS
--------------------------------------------------------------------------------


INTRODUCTION TO THE USE OF COLOUR

Color is likely to be the most memorable aspect of a company's identity. Whilst a colour cannot be protected or used in any exclusive sense, its consistent use in the context of the overall design is of paramount importance in establishing a distinctive identity:

Every opportunity should be taken to use the recommended two colour version of the Gulf roundel. However, the use of colour extends beyond the reproduction of the roundel. The choice of supporting colours needs careful consideration in order that the desired impression is not changed or diluted. Extra care should be taken to avoid echoing the colours used by competitors.

COLOUR CONTROL

Whenever the Gulf roundel appears in colour, care should be taken to ensure correct reproduction.

Gulf blue and Gulf orange are new colours which have been specially formulated for the new design. These colours supercede all previous standard specifications. Colour swatches for use in specifying Gulf blue and Gulf orange are included in the reproduction samples section of this manual.

Ink formulae for use in printing are based on different paper stocks.

1. The ink specification for Gulf blue and Gulf orange on coated stock is intended for use on white art paper or board with a gloss or semi gloss finish.

2. The ink specification for Gulf blue and Gulf orange on uncoated stock is to be used on white cartridge paper or board with a dull, matt uncoated finish.

The colour swatches for reproduction provided in this manual are the controls by which inks or paints should be matched.

VISUAL MATCHING

The two Gulf colours are not 'off the shelf' inks or paints. They are to be visually matched for all applications. The formulae given will normally provide a colour match, but printing inks do vary in effect depending on differences in the surface texture, the finish and the absorbency of papers and other materials. For this reason visual matching is essential.

Printing inks mixed to the formulations may be obtained from manufacturers using the Pantone Matching System. As printers normally order the required inks for a particular job, authorised colour swatches provided with final artwork will provide the necessary guide for a visual match.

OTHER APPLICATIONS

When specifying colours for use in applications other than printing such as paint, screen inks, plastics, vinyls and industrial coatings, all colours should be visually matched by means of the authorised reproduction samples provided.


USE OF SECONDARY COLOURS

The basic colours in the identity programme are Gulf blue and Gulf orange. The effectiveness of these colours is dependent on the careful and limited use of secondary and supporting colours. In particular, it should be remembered that Gulf blue is the dominant colour and secondary colour should complement but not overpower the roundel or the blue emphasis.

Neutral colours, off-white, beige, and black, have been selected for specific applications such as service stations and vehicles. Please refer to the appropriate section of this manual before specifying colours in these areas. Reproduction samples of the colours are included in this manual.

                                                                          DESIGN
                                                                       STANDARDS
--------------------------------------------------------------------------------

THE GULF COLORS

                          [GULF BLUE - PANTONE 301 LOGO]

The two key colours in the identification programme are Gulf blue and Gulf orange. The colour specification references for use in printed media are:

Pantone 301 - Gulf blue
The formula for this colour is 78.8% process blue, 18.2% reflex blue, 3% black, available from all printers using the widely available Pantone matching system.

Pantone 165 - Gulf orange
The formula for this colour is 50% yellow, 50% warm red, available from printers using the Pantone matching system.

                         [GULF ORANGE - PANTONE 165 LOGO]

Four colour process
To achieve Gulf blue and Gulf orange when specifying the colour for four colour process the following formulae should be used.

Gulf blue 100% cyan, 40% magneta, 20% black.

Gulf orange 100% yellow, 60% magneta.

Whilst these specifications and formulae will provide the desired colours, different paper stocks and surface textures do produce different colours. Therefore, all colours should be visually matched at proofing stage before print production commences.

                                                                          DESIGN
                                                                       STANDARDS
--------------------------------------------------------------------------------

INCORRECT USE OF THE ROUNDEL   The roundel is a registered design and must
                               never be altered. The "Gulf" lettering has been specially designed and cannot be reproduced using a standard typeface. Therefore, no portion of the mark can be changed in design or extracted and used alone.

                               The new identity has been created to provide the basis for improvement in all visual communications. The total design of each item needs to be reconsidered.

                               For instance, just simply the replacement of the old roundel with the new one, or resetting the text in the recommended typeface will not suffice. A new approach to typographic design and page layout is to be encouraged.

                               The examples set out below illustrate a number of mistakes, which are likely to occur in use if not carefully checked.

                                                  [GULF LOGO]
                                                 Do not switch
                                                  the colours

                                                  [GULF LOGO]
                                                 Do not remove
                                                  the segments

                                                  [GULF LOGO]
                                               Do not use a tint
                                                 on the shapes

                                                  [GULF LOGO]
                                             Do not enclose within
                                               another design or
                                               restrict the space
                                                     around

                                                  [GULF LOGO]
                                               Do not mutilate or
                                              cut off part of the
                                                    roundel

                                                  [GULF LOGO]
                                                 Do not change
                                                  the colours

                                                  [GULF LOGO]
                                                 Do not remove
                                                  the keyline

                                                  [GULF LOGO]
                                                 Do not reverse
                                                 black to white

                                                  [GULF LOGO]
                                             Do not infringe on the
                                             design with visually
                                               competing elements

                                                  [GULF LOGO]
                                                 Do not use the
                                               roundel to create
                                                 a read-through

                                                                          DESIGN
                                                                       STANDARDS
--------------------------------------------------------------------------------

DISPLAY AND
BACKGROUNDS

An important factor in identification is control of the background area upon which the Gulf roundel is displayed. The roundel should normally appear in its recommended form in two colours on a white background with no containing shape.

1. It should stand free, away from visually competing elements and even when there are limitations, a minimum area of white space should be retained on all sides.

2. When the roundel is used in two colours on a dark contrasting colour background, the version of the mark with a double keyline is to be used to separate the roundel from the background.

3. When the roundel is used in two colours on a dark, matching colour background, the single keyline version is to be used with the solid colour printed up to and including the keyline.

4. As in diagram 3, a single colour application on a matching background uses the single keyline version to separate the mark from the solid area around. The roundel should never be reversed black to white out of a solid. See page 7 for incorrect use.

[GULF LOGO]

1. Minimum area surrounding

[GULF LOGO]

2. Two colour, dark background

[GULF LOGO]

3. Two colour, dark background

[GULF LOGO]

4. One colour, same background

                                                                          DESIGN
                                                                       STANDARDS

--------------------------------------------------------------------------------

REPRODUCTION CONTROL

To maintain a consistent, high quality appearance in all applications, the roundel must always be clear, sharp and undistorted. To ensure this, reproduction should only be made from one of the following:

1. A photoprint from a negative.

2. An original, dimensionally-stable photo mechanical transfer.

3. Printed reproduction proofs available in the reproduction materials section of this manual.

MINIMUM SIZE

While the Gulf roundel has been designed for use in virtually all sizes, extremely small sizes of reproduction should be avoided. An overall 10mm across the vertical diameter is considered the smallest reproducible size. Below this size the Gulf roundel does not read properly. Larger sizes should be used where possible as small sizes become distorted easily and are, therefore, less effective.

Take care when specifying small sizes in print media where loss of quality is likely, e.g. foil-blocking, screen printing, four colour process and newspaper advertising.

                                  [GULF LOGO]

                                                                          DESIGN
                                                                       STANDARDS
--------------------------------------------------------------------------------

RECOMMENDED
ALPHABETS
FOR TITLES

THE ALPHABETS ILLUSTRATED ARE RECOMMENDED FOR TITLING AND DISPLAY USE IN PRINTED MATERIAL AND ADVERTISING. THEY HAVE ALSO BEEN SELECTED FOR USE IN THE RETAIL SITE IDENTIFICATION PACKAGE ON SIGNS AND GRAPHIC PANELS.

                           --------------------------
                               ABCDEFGHIJKLMNOPQ
                                   RSTUVWXYZ
                           abcdefghijklmnopqrstuvwxyz
                                   1234567890
                           --------------------------

Helvetica Bold Condensed
1. For use where a bolder version is required. The condensed nature of the typeface provides economical use of the space available.


                           --------------------------
                               ABCDEFGHIJKLMNOPQ
                                   RSTUVWXYZ
                           abcdefghijklmnopqrstuvwxyz
                                   1234567890
                           --------------------------

Helvetica Medium Condensed
2. The medium condensed version is likely to be the most popular combination for legibility and impact.


                           --------------------------
                               ABCDEFGHIJKLMNOPQ
                                   RSTUVWXYZ
                           abcdefghijklmnopqrstuvwxyz
                                   1234567890
                           --------------------------

Helvetica Regular Condensed
3. For more discreet use the light condensed version is a suitable option.

                                                                         DESIGN
                                                                      STANDARDS
-------------------------------------------------------------------------------

SUPPORTING
TYPOGRAPHY

----------------------------------------------------------

HELVETICA BOLD                HELVETICA BOLD ITALIC
HELVETICA BOLD                HELVETICA BOLD ITALIC

HELVETICA MEDIUM              HELVETICA MEDIUM ITALIC
Helvetica Medium              Helvetica Medium Italic

HELVETICA REGULAR             HELVETICA REGULAR ITALIC
Helvetica Regular             Helvetica Regular Italic

----------------------------------------------------------

Sans Serif

HELVETICA AND ITC GARAMOND ARE THE PREFERRED TYPEFACES CHOSEN FOR USE WITHIN THE NEW IDENTITY. IF THESE TYPEFACES ARE NOT AVAILABLE, UNIVERS AND TIMES ARE RECOMMENDED ALTERNATIVES.

----------------------------------------------------------

GARAMOND BOLD                 GARAMOND BOLD ITALIC
GARAMOND BOLD                 GARAMOND BOLD ITALIC

GARAMOND BOOK                 GARAMOND BOOK ITALIC
Garamond Book                 Garamond Book Italic

GARAMOND LIGHT                GARAMOND LIGHT ITALIC
Garamond Light                Garamond Light Italic

----------------------------------------------------------

Serif

                                                                          DESIGN
                                                                       STANDARDS
--------------------------------------------------------------------------------

                                   SIGNATURES

The Gulf roundel has been combined with the company name in prescribed arrangements which should never be altered on printed materials. These signatures are used as endorsements in advertising and company publications.

Four formats have been established:

1. Company name below and centered.

2. Company name at the right of the roundel on one line.

3. Company name underneath and ranged left of the roundel on one line.

4. Company name underneath and ranged right of the roundel on one line.

The company name should always appear in Helvetica Bold Condensed upper and lower case lettering.

The height of capital letters in these signatures is exactly the same as the height of the Gulf letters in the roundel (Y). In all circumstances, the space between the company name and the Gulf roundel is the same as the cap height (Y).


                                  [GULF LOGO]
                                  COMPANY NAME

[GULF LOGO] COMPANY NAME

[GULF LOGO]
COMPANY NAME

                                                                     [GULF LOGO]
                                                                    COMPANY NAME

GULF BLUE - PANTONE 301                        GULF BLUE - PANTONE 301                    GULF BLUE - PANTONE 301
ON COATED STOCK.                               ON COATED STOCK.                           ON COATED STOCK.

The formula for this colour is                 The formula for this colour is             The formula for this colour is
78.8% process blue, 18.2% reflex blue,         78.8% process blue, 18.2% reflex blue,     78.8% process blue, 18.2% reflex blue,
3% black.                                      3% black.                                  3% black.

To achieve Gulf blue out of four colour        To achieve Gulf blue out of four colour    100% cyan, 40% magenta, 20% black.
process use the following formula:             process use the following formula:         process use the following formula:
100% cyan, 40% magenta, 20% black.             100% cyan, 40% magenta, 20% black.         100% cyan, 40% magenta, 20% black.

Colour reproduction must visually match        Colour reproduction must visually match    Colour reproduction must visually match
this swatch.                                   this swatch.                               this swatch.

GULF BLUE - PANTONE 301                        GULF BLUE - PANTONE 301                    GULF BLUE - PANTONE 301
ON COATED STOCK.                               ON COATED STOCK.                           ON COATED STOCK.

The formula for this colour is                 The formula for this colour is             The formula for this colour is
78.8% process blue, 18.2% reflex blue,         78.8% process blue, 18.2% reflex blue,     78.8% process blue, 18.2% reflex blue,
3% black.                                      3% black.                                  3% black.

To achieve Gulf blue out of four colour        To achieve Gulf blue out of four colour    To achieve Gulf blue out of four colour
process use the following formula:             process use the following formula:         process use the following formula:
100% cyan, 40% magenta, 20% black.             100% cyan, 40% magenta, 20% black.         100% cyan, 40% magenta, 20% black.

Colour reproduction must visually match        Colour reproduction must visually match    Colour reproduction must visually match
this swatch.                                   this swatch.                               this swatch.

GULF BLUE - PANTONE 301                        GULF BLUE - PANTONE 301                    GULF BLUE - PANTONE 301
ON COATED STOCK.                               ON COATED STOCK.                           ON COATED STOCK.

The formula for this colour is                 The formula for this colour is             The formula for this colour is
78.8% process blue, 18.2% reflex blue,         78.8% process blue, 18.2% reflex blue,     78.8% process blue, 18.2% reflex blue,
3% black.                                      3% black.                                  3% black.

To achieve Gulf blue out of four colour        To achieve Gulf blue out of four colour    To achieve Gulf blue out of four colour
process use the following formula:             process use the following formula:         process use the following formula:
100% cyan, 40% magenta, 20% black.             100% cyan, 40% magenta, 20% black.         100% cyan, 40% magenta, 20% black.

Colour reproduction must visually match        Colour reproduction must visually match    Colour reproduction must visually match
this swatch.                                   this swatch.                               this swatch.

GULF BLUE - PANTONE 301                        GULF BLUE - PANTONE 301                    GULF BLUE - PANTONE 301
ON COATED STOCK.                               ON COATED STOCK.                           ON COATED STOCK.

The formula for this colour is                 The formula for this colour is             The formula for this colour is
78.8% process blue, 18.2% reflex blue,         78.8% process blue, 18.2% reflex blue,     78.8% process blue, 18.2% reflex blue,
3% black.                                      3% black.                                  3% black.

To achieve Gulf blue out of four colour        To achieve Gulf blue out of four colour    To achieve Gulf blue out of four colour
process use the following formula:             process use the following formula:         process use the following formula:
100% cyan, 40% magenta, 20% black.             100% cyan, 40% magenta, 20% black.         100% cyan, 40% magenta, 20% black.

Colour reproduction must visually match        Colour reproduction must visually match    Colour reproduction must visually match
this swatch.                                   this swatch.                               this swatch.

GULF BLUE - PANTONE 301                        GULF BLUE - PANTONE 301                    GULF BLUE - PANTONE 301
ON COATED STOCK.                               ON COATED STOCK.                           ON COATED STOCK.

The formula for this colour is                 The formula for this colour is             The formula for this colour is
78.8% process blue, 18.2% reflex blue,         78.8% process blue, 18.2% reflex blue,     78.8% process blue, 18.2% reflex blue,
3% black.                                      3% black.                                  3% black.

To achieve Gulf blue out of four colour        To achieve Gulf blue out of four colour    To achieve Gulf blue out of four colour
process use the following formula:             process use the following formula:         process use the following formula:
100% cyan, 40% magenta, 20% black.             100% cyan, 40% magenta, 20% black.         100% cyan, 40% magenta, 20% black.

Colour reproduction must visually match        Colour reproduction must visually match    Colour reproduction must visually match
this swatch.                                   this swatch.                               this swatch.

GULF BLUE - PANTONE 301                        GULF BLUE - PANTONE 301                    GULF BLUE - PANTONE 301
ON COATED STOCK.                               ON COATED STOCK.                           ON COATED STOCK.

The formula for this colour is                 The formula for this colour is             The formula for this colour is
78.8% process blue, 18.2% reflex blue,         78.8% process blue, 18.2% reflex blue,     78.8% process blue, 18.2% reflex blue,
3% black.                                      3% black.                                  3% black.

To achieve Gulf blue out of four colour        To achieve Gulf blue out of four colour    To achieve Gulf blue out of four colour
process use the following formula:             process use the following formula:         process use the following formula:
100% cyan, 40% magenta, 20% black.             100% cyan, 40% magenta, 20% black.         100% cyan, 40% magenta, 20% black.

Colour reproduction must visually match        Colour reproduction must visually match    Colour reproduction must visually match
this swatch.                                   this swatch.                               this swatch.

GULF ORANGE - PANTONE 165                  GULF ORANGE - PANTONE 165                   GULF ORANGE - PANTONE 165
ON COATED STOCK.                           ON COATED STOCK.                            ON COATED STOCK.

The formula for this colour is             The formula for this colour is              The formula for this colour is
50% warm red, 50% yellow.                  50% warm red, 50% yellow.                   50% warm red, 50% yellow.

To achieve Gulf orange out of four colour  To achieve Gulf orange out of four colour   To achieve Gulf orange out of four colour
process use the following formula:         process use the following formula:          process use the following formula:
100% yellow, 60% magenta                  100% yellow, 60% magenta.                   100% yellow, 60% magenta.

Colour reproduction must visually match    Colour reproduction must visually match     Colour reproduction must visually match
this swatch.                               this swatch.                                this swatch.



GULF ORANGE - PANTONE 165                  GULF ORANGE - PANTONE 165                   GULF ORANGE - PANTONE 165
ON COATED STOCK.                           ON COATED STOCK.                            ON COATED STOCK.

The formula for this colour is             The formula for this colour is              The formula for this colour is
50% warm red, 50% yellow.                  50% warm red, 50% yellow.                   50% warm red, 50% yellow.

To achieve Gulf orange out of four colour  To achieve Gulf orange out of four colour   To achieve Gulf orange out of four colour
process use the following formula:         process use the following formula:          process use the following formula:
100% yellow, 60% magenta.                  100% yellow, 60% magenta.                   100% yellow, 60% magenta.

Colour reproduction must visually match    Colour reproduction must visually match     Colour reproduction must visually match
this swatch.                               this swatch.                                this swatch.



GULF ORANGE - PANTONE 165                  GULF ORANGE - PANTONE 165                   GULF ORANGE - PANTONE 165
ON COATED STOCK.                           ON COATED STOCK.                            ON COATED STOCK.

The formula for this colour is             The formula for this colour is              The formula for this colour is
50% warm red, 50% yellow.                  50% warm red, 50% yellow.                   50% warm red, 50% yellow.

To achieve Gulf orange out of four colour  To achieve Gulf orange out of four colour   To achieve Gulf orange out of four colour
process use the following formula:         process use the following formula:          process use the following formula:
100% yellow, 60% magenta.                  100% yellow, 60% magenta.                   100% yellow, 60% magenta.

Colour reproduction must visually match    Colour reproduction must visually match     Colour reproduction must visually match
this swatch.                               this swatch.                                this swatch.



GULF ORANGE - PANTONE 165                  GULF ORANGE - PANTONE 165                   GULF ORANGE - PANTONE 165
ON COATED STOCK.                           ON COATED STOCK.                            ON COATED STOCK.

The formula for this colour is             The formula for this colour is              The formula for this colour is
50% warm red, 50% yellow.                  50% warm red, 50% yellow.                   50% warm red, 50% yellow.

To achieve Gulf orange out of four colour  To achieve Gulf orange out of four colour   To achieve Gulf orange out of four colour
process use the following formula:         process use the following formula:          process use the following formula:
100% yellow, 60% magenta.                  100% yellow, 60% magenta.                   100% yellow, 60% magenta.

Colour reproduction must visually match    Colour reproduction must visually match     Colour reproduction must visually match
this swatch.                               this swatch.                                this swatch.



GULF ORANGE - PANTONE 165                  GULF ORANGE - PANTONE 165                   GULF ORANGE - PANTONE 165
ON COATED STOCK.                           ON COATED STOCK.                            ON COATED STOCK.

The formula for this colour is             The formula for this colour is              The formula for this colour is
50% warm red, 50% yellow.                  50% warm red, 50% yellow.                   50% warm red, 50% yellow.

To achieve Gulf orange out of four colour  To achieve Gulf orange out of four colour   To achieve Gulf orange out of four colour
process use the following formula:         process use the following formula:          process use the following formula:
100% yellow, 60% magenta.                  100% yellow, 60% magenta.                   100% yellow, 60% magenta.

Colour reproduction must visually match    Colour reproduction must visually match     Colour reproduction must visually match
this swatch.                               this swatch.                                this swatch.



GULF ORANGE - PANTONE 165                  GULF ORANGE - PANTONE 165                   GULF ORANGE - PANTONE 165
ON COATED STOCK.                           ON COATED STOCK.                            ON COATED STOCK.

The formula for this colour is             The formula for this colour is              The formula for this colour is
50% warm red, 50% yellow.                  50% warm red, 50% yellow.                   50% warm red, 50% yellow.

To achieve Gulf orange out of four colour  To achieve Gulf orange out of four colour   To achieve Gulf orange out of four colour
process use the following formula:         process use the following formula:          process use the following formula:
100% yellow, 60% magenta.                  100% yellow, 60% magenta.                   100% yellow, 60% magenta.

Colour reproduction must visually match    Colour reproduction must visually match     Colour reproduction must visually match
this swatch.                               this swatch.                                this swatch.

                                  [GULF LOGO]